EXHIBIT 10.4

BANK OF AMERICA, N.A.

TO:         Banc of America Alternative Loan Trust 2006-5
            C/o Wells Fargo Bank, N.A., as Trustee

            Wells Fargo Bank, N.A. as Trustee on behalf of Banc of America Alternative Loan Trust 2006-5
            9062 Old Annapolis Road
            Columbia, MD 21046

ATTN:       Chris Regnier
TEL:        410-884-2000
FAX:        410-715-2380

CC:         Eric Daouphars
            9 West 57th Street
            New York, NY 10019
            212-583-8199

FROM:       Bank of America, National Association
            233 South Wacker Drive, 28th Floor
            Chicago, Illinois 60606
            Attention: Suzanne Buchta

DATE:       11 May 2006

Our Reference Numbers:      4599556   4599557
Internal Tracking Numbers:  13219605  13219603

Dear Sir/Madam,

      The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Alternative Loan Trust 2006-5 and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means Bank of America, N.A., and "Party B" means Banc of America Alternative Loan Trust 2006-5.

      The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

      Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, to be dated May 25, 2006 (the "Pooling and Servicing Agreement"), among Banc of America Mortgage Securities, Inc., Bank of America, National Association, as servicer, and Wells Fargo Bank, N.A., as trustee.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

      Subject to Section 14 of this Agreement, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:        For each Calculation Period, the Notional Amount shall
                        equal the lesser of:

                        (i) the Scheduled Notional Amount for such Calculation Period as detailed in the Schedule of Notional Amounts attached hereto
                        (ii) the Class Certificate Balance of the Class CB-15 Certificates prior to distributions on the Distribution Date (as defined in the Pooling and Servicing Agreement) related to the Calculation Period. The Trustee shall make available each month via its website a statement containing the Class Certificate Balance of the Class CB-15 Certificates for such Calculation Period. The Trustee's internet website shall initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's investor relations desk at (301) 815-6600.

Trade Date:             11th May 2006

Effective Date:         25th May 2006

Termination Date:       25th July 2010

Fixed Amounts:

Fixed Rate Payer:       Party B

Fixed Rate Payer
Payment Dates:          31st May 2006, subject to adjustment in accordance with
                        the Following Business Day Convention.

Fixed Amount:           [              ]

Floating Amounts:

Floating Rate Payer:    Party A

Cap Rate I:             5.30000 per cent

Cap Rate II:            8.80000 per cent

Floating Rate Payer
Payment Dates:          Early Payments shall be applicable - 2 Business Day
                        prior to each Floating Rate Payer Period End Date

Floating Rate Payer
Period End Dates:       The 25th of each Month, commencing on 25 June 2006 and
                        ending on the Termination Date. No Adjustment.

Floating Amount:        The product of (a) the Notional Amount (b) the Floating
                        Rate Day Count Fraction and (c) the Settlement Spread which shall be calculated in accordance with the following formula:

                        If USD-LIBOR-BBA is greater than the Cap Rate I for the applicable Calculation Period, then Settlement Spread = (USD-LIBOR-BBA - applicable Cap Rate I) provided, however, that if USD-LIBOR-BBA for any Calculation Period is greater than the Cap Rate II then the USD-LIBOR-BBA for such Calculation Period shall be deemed to be the Cap Rate II.

                        If 1 Month USD-LIBOR-BBA is less than or equal to the Cap Rate I for the applicable Calculation Period, then Settlement Spread = Zero.

Floating Rate for
initial Calculation
Period:                 To be determined

Floating Rate Option:   USD-LIBOR-BBA

Designated Maturity:    1 month

Spread:                 None

Floating Rate Day
Count Fraction:         30/360

Reset Dates:            First day of each Calculation Period.

Business Days:          New York

Calculation Agent:      Party A

3. Form Master Agreement.

      (a) "Specified Entity" means, in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (b) "Specified Entity" means, in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (c) "Specified Transaction" will have the meaning specified in Section 14 of the Form Master Agreement.

      (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or to Party B.

      (e) The "Automatic Early Termination" provision of Section 6(a) of the Form Master Agreement will not apply to Party A or to Party B.

      (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

      (g) The phrase "Termination Currency" means United States Dollars.

      (h) For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.

4. Recording of Conversations.

      Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5. Credit Support Document.

   In relation to Party A: Not Applicable.
   In relation to Party B: Not Applicable.

6. Credit Support Provider.

   In relation to Party A: Not Applicable.
   In relation to Party B: Not Applicable.

7. Account Details.

   Account for payments to Party A:

                USD
   NAME:        BANK OF AMERICA NA
   CITY:        NEW YORK
   ABA #:       026009593
   ATTN:        BOFAUS3N
   NAME:        BANK OF AMERICA NA
   CITY:        CHARLOTTE
   ACCT:        6550219386
   ATTN:        RATE DERIVATIVE SETTLEMENTS
   ATTN:        BOFAUS6SGDS

   Account for payments to Party B:

   NAME:        Wells Fargo Bank, N.A.
   CITY:        San Francisco, CA
   ABA #:       121-000-248
   ACCT:        3970771416
   FOR CREDIT TO: SAS CLEARING
   FFC:         BOALT 2006-5 Reserve Fund #50919404

8. Offices.

   The Office of Party A for this Transaction is: Charlotte, North Carolina
                                                  Please send notices to
                                                  fax no. (+1) 866 218 8487

   The Office of Party B for this Transaction is: Wells Fargo Bank, N.A. as
                                                  Trustee on behalf of Banc of
                                                  America Alternative
                                                  Loan Trust 2006-5
                                                  9062 Old Annapolis Road
                                                  Columbia, MD 21045
                                                  Attn: Corporate Trust Services
                                                  BOALT 2006-5

9. Additional Provisions.

      (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master Agreement with respect to Y as the Burdened Party.

      (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days of Party B's demand therefor. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A or Bank of America Corporation are no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least AA- and A-1 by Standard & Poor's Ratings Service ("S&P") and at least Aa3 and P-1 by Moody's Investors Service, Inc. ("Moody's") and at least AA- and F1 by Fitch Ratings ("Fitch"), to the extent such obligations are rated by S&P, Moody's and Fitch. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10. Additional Termination Event.

      It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A's rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations hereunder and/or under the Form Master Agreement. In connection with such Additional Termination Event, Party B shall be the sole Affected Party.

11. Waiver of Right to Trial by Jury.

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

12. Eligible Contract Participant.

      Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

13. Notice by Facsimile Transmission.

      Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14. Representations.

      Wells Fargo Bank, N.A., acting on behalf of Party B, as trustee, represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it has been directed pursuant to the Pooling Agreement to enter into this Transaction (including the Form Master Agreement) and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form Master Agreement) do not violate any material obligation of such Party; (d) each of the Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (e) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors' rights generally; (f) the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party, except such as may have been delivered to Party A and to Party B; (g) to its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (h) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15. Multibranch Party.

      For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction; and (b) Party B is not a Multibranch Party.

16. Other Provisions.

      (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth on the signature page to this letter agreement.

      (b) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

      (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

      (d) Party A may assign its rights and obligations hereunder to any entity so long as the Rating Agency Confirmation is satisfied.

      (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

      (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only Banc of America Alternative Loan Trust 2006-5, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Alternative Loan Trust 2006-5 under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

      (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to either Party A or Party B.

      (h) With respect to Party B only, the provisions of Section 5(a)(vii) clause 2 of the Form Master Agreement will not be applicable as an Event of Default.

      (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

      (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce in, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

      (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

      (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under the Form Master Agreement; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B's obligations under the Form Master Agreement.

17. Compliance with Regulation AB. In connection with the Pooling and Servicing Agreement, the Sponsor has advised Party B that this Confirmation is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended ("Regulation AB"), and not a credit support contract described in Item 1114 of Regulation AB.

      (a) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      (b) Party A has been advised that Party B (and/or certain affiliates of Party B) is required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable "significance percentage" of this Confirmation, as calculated from time to time in accordance with Item 1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement). Party A has been advised by the Sponsor (as defined in the Pooling and Servicing Agreement) that the applicable "significance percentage" of this Confirmation is less than 10%, and accordingly, no financial information regarding Party A need be disclosed at this time in accordance with Item 1115 of Regulation AB.

      (c) If required, Party A shall provide to Party B the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB (the "Reg AB Information") within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the "Response Period"), so long as the Sponsor has advised Party B in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Confirmation on terms substantially similar to this Confirmation prior to the expiration of the Response Period.

      (d) "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Thresholds (as defined below). If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

      (e) "Approved Rating Thresholds" means a long-term and short-term senior unsecured deposit rating of at least A and A-1 by S&P, A1 and P-1 by Moody's or A and F1 by Fitch, to the extent such obligations are rated by S&P, Moody's and Fitch.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.

By:  /s/ Mary Beth Knight
   ---------------------------------------
   Name:  Mary Beth Knight
   Title: Assistant Vice President

Confirmed as of the date above:

Banc of America Alternative Loan Trust 2006-5

By: Wells Fargo Bank, N.A. not in its individual capacity, but solely as Trustee on behalf of Banc of America Alternative Loan Trust 2006-5

By:  /s/ Darron C. Woodus
   ---------------------------------------
   Name:  Darron C. Woodus
   Title: Assistant Vice President

                                   SCHEDULE A

                     Our Reference Numbers: 4599556 4599557

               Notional Amount (USD)   Start Date    End Date
               ---------------------   ----------   ----------
                   15,000,000.00        5/25/2006    6/25/2006
                   14,870,631.00        6/25/2006    7/25/2006
                   14,705,107.00        7/25/2006    8/25/2006
                   14,503,849.00        8/25/2006    9/25/2006
                   14,267,380.00        9/25/2006   10/25/2006
                   13,996,328.00       10/25/2006   11/25/2006
                   13,691,421.00       11/25/2006   12/25/2006
                   13,353,490.00       12/25/2006    1/25/2007
                   12,983,462.00        1/25/2007    2/25/2007
                   12,582,364.00        2/25/2007    3/25/2007
                   12,151,312.00        3/25/2007    4/25/2007
                   11,691,517.00        4/25/2007    5/25/2007
                   11,232,571.00        5/25/2007    6/25/2007
                   10,783,700.00        6/25/2007    7/25/2007
                   10,344,733.00        7/25/2007    8/25/2007
                    9,915,505.00        8/25/2007    9/25/2007
                    9,495,853.00        9/25/2007   10/25/2007
                    9,085,617.00       10/25/2007   11/25/2007
                    8,684,637.00       11/25/2007   12/25/2007
                    8,292,760.00       12/25/2007    1/25/2008
                    7,909,832.00        1/25/2008    2/25/2008
                    7,535,704.00        2/25/2008    3/25/2008
                    7,170,227.00        3/25/2008    4/25/2008
                    6,813,257.00        4/25/2008    5/25/2008
                    6,464,651.00        5/25/2008    6/25/2008
                    6,124,268.00        6/25/2008    7/25/2008
                    5,791,972.00        7/25/2008    8/25/2008
                    5,467,624.00        8/25/2008    9/25/2008
                    5,151,094.00        9/25/2008   10/25/2008
                    4,842,248.00       10/25/2008   11/25/2008
                    4,540,959.00       11/25/2008   12/25/2008
                    4,247,100.00       12/25/2008    1/25/2009
                    3,960,544.00        1/25/2009    2/25/2009
                    3,681,171.00        2/25/2009    3/25/2009
                    3,408,859.00        3/25/2009    4/25/2009
                    3,143,490.00        4/25/2009    5/25/2009
                    2,884,947.00        5/25/2009    6/25/2009
                    2,633,115.00        6/25/2009    7/25/2009
                    2,387,882.00        7/25/2009    8/25/2009
                    2,149,137.00        8/25/2009    9/25/2009
                    1,916,770.00        9/25/2009   10/25/2009
                    1,690,675.00       10/25/2009   11/25/2009
                    1,470,746.00       11/25/2009   12/25/2009
                    1,256,879.00       12/25/2009    1/25/2010
                    1,048,973.00        1/25/2010    2/25/2010
                      846,927.00        2/25/2010    3/25/2010
                      650,642.00        3/25/2010    4/25/2010
                      460,023.00        4/25/2010    5/25/2010
                      274,973.00        5/25/2010    6/25/2010
                       95,399.00        6/25/2010    7/25/2010